Exhibit 10.1

PURCHASE AND SALE AGREEMENT
between
WILLIAMS COAL SEAM GAS ROYALTY TRUST
as Seller,
and
WILLIAMS PRODUCTION COMPANY, LLC
as Buyer

Dated as of October 27, 2010

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS AND REFERENCES		1
Section 1.1	Definitions	1
Section 1.2	References, Gender, Number	5

ARTICLE II SALE AND PURCHASE		6
Section 2.1	Sale and Purchase	5
Section 2.2	Allocation of Distributions	5

ARTICLE III CONSIDERATION AND PAYMENT		6
Section 3.1	Consideration and Purchase Price	6
Section 3.2	Payment Instructions	6
Section 3.3	Costs and Expenses	7

ARTICLE IV PURCHASE PRICE ADJUSTMENTS		7
[Intentionally Omitted]

ARTICLE V REPRESENTATIONS AND WARRANTIES		7
Section 5.1	Representations and Warranties of Seller	7
Section 5.2	Representations and Warranties of Buyer	9

ARTICLE VI CLOSING		10
Section 6.1	Closing	10
Section 6.2	Seller’s Closing Obligations	11
Section 6.3	Buyer’s Closing Obligations	11
Section 6.4	Survival Past Closing	11

ARTICLE VII MISCELLANEOUS		12
Section 7.1	Counterparts	12
Section 7.2	Governing Law; Consent to Jurisdiction	12
Section 7.3	Waiver of Jury Trial	12
Section 7.4	Entire Agreement	12
Section 7.5	Notices	12
Section 7.6	Successors and Assigns; Assignment	13
Section 7.7	Amendments and Waivers	13
Section 7.8	Schedules and Exhibits	14
Section 7.9	Agreement for the Parties’ Benefit Only	14

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		Page

Section 7.10	Severability	14
Section 7.11	No Retained Liens	14
Section 7.12	No Recourse to Officers, Etc.	14
Section 7.13	Further Cooperation	15
Section 7.14	Access to Information	15
SCHEDULES

Schedule 1.1	—	List of Persons with Knowledge
Schedule 1.2	—	Recording Schedule of Original Conveyance
Schedule 5	—	Disclosures
EXHIBITS

Exhibit A	—	Affidavit of Non-Foreign Status
Exhibit B	—	Form of Conveyance
Exhibit C	—	Form of New Gas Purchase Agreement
Exhibit D	—	Form of Legal Opinion
Exhibit E	—	Form of NPI Amendment

ii

PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT (herein referred to as this “Agreement”), dated as of October 27, 2010, is by and between Williams Coal Seam Gas Royalty Trust, a Delaware statutory trust (“Seller”), and Williams Production Company, LLC, a Delaware limited liability company (“Buyer”).
WITNESSETH:
     WHEREAS, Seller owns a Net Profits Interest consisting of an interest in and to the coalbed methane in and under and that may be produced from or attributable to certain mineral properties; and
     WHEREAS, Seller intends to sell to Buyer, and Buyer intends to purchase from Seller, such Net Profits Interest upon the terms and subject to the conditions described herein; and
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND REFERENCES
     Section 1.1 Definitions.
     When used in this Agreement, the following terms have the following meanings:
     “Action” means any action, claim, suit, arbitration, inquiry, proceeding, investigation, condemnation or audit by or before any court or other Governmental Authority or any arbitrator or panel of arbitrators.
     “Affidavit of Non-Foreign Status” means the Affidavit of Non-Foreign Status of even date herewith by Seller in the form attached hereto as Exhibit A.
     “Affiliate” means, as to the Person specified, any Person (a) controlling, controlled by or under common control with such specified Person, (b) which beneficially owns or holds 25% or more of any class of stock or other equity interest of such specified Person, or (c) 25% or more of any class whose stock or equity interest is beneficially owned or held by such specified Person and its Affiliates. The concept of control, controlling, or controlled as used in this context means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract, or otherwise. The transactions contemplated hereby shall not be considered or taken into account in determining if any Person is an Affiliate of any other Person, and no Person shall be deemed an Affiliate of any Person by reason of any rights, interests, or remedies of either Person under this Agreement or the other Transaction Documents.
     “Agreement” has the meaning stated in the first paragraph hereof.
     “Btu” means a British thermal unit.

     “Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in Texas are generally open for business.
     “Buyer” has the meaning stated in the first paragraph of this Agreement.
     “Closing” means the consummation of the transaction contemplated by this Agreement as provided in Article VI.
     “Closing Date” means the date of this Agreement.
     “Closing Statement” has the meaning set forth in Section 6.2(c).
     “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.
     “Conveyance” means the Assignment, Bill of Sale and Conveyance of even date herewith between Seller and Buyer, substantially in the form attached hereto as Exhibit B.
     “Defensible Title” means record and beneficial title of Seller in and to the Net Profits Interest that entitles Seller to receive not less than the ownership interests stated in the Original Conveyance and that is free and clear of any and all royalties, overriding royalties, production payments, liens, Taxes, encumbrances, mortgages, security interests and defects that would result in a loss of any interest in the Net Profits Interest.
     “Effective Date” means 12:01 a.m. (Mountain Time) on September 1, 2010.
     “Environmental Laws” means all Laws that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the environment or natural resources, (b) the generation, handling, treatment, storage, disposal, release or transportation of waste materials or hazardous or toxic substances, or (c) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Federal Water Pollution Control Act (Clean Water Act), 33 U.S.C. § 1251, et seq.; the Clean Air Act, 42 U.S.C. § 7401, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; the Oil Pollution Act, 33 U.S.C. § 2701, et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and the Endangered Species Act, 16 U.S.C. § 1531, et seq.; and all similar Laws of any Governmental Authority having jurisdiction over the property in question.
     “Excess Capital Costs” shall have the meaning given such term in the Original Conveyance.
     “Existing Gas Purchase Agreement” means the Sales Contract as such term is defined in the Original Conveyance.

     “Gas” means natural gas, casinghead gas and other gaseous hydrocarbons, as well as any mixture of hydrocarbon gases and noncombustible gases consisting essentially of methane, including any natural gas liquids removable by processing, but excluding helium, crude oil, condensate and other liquid hydrocarbons removed by conventional mechanical field separation.
     “Governmental Authority” means (a) the United States of America, (b) any state, county, parish, municipality, or other governmental subdivision within the United States of America, and (c) any court or any governmental, regulatory or administrative department, commission, board, bureau, agency, or other instrumentality of the United States of America or of any state, county, parish, municipality, or other governmental subdivision within the United States of America.
     “Hydrocarbons” mean Oil and Gas.
     The term “knowledge” when used with reference to Seller as to a particular fact, circumstance or condition, means the current actual knowledge (as opposed to any constructive or imputed knowledge) of any Person listed in Schedule 1.1 without inquiry or due diligence on the part of such Person. For the avoidance of doubt, any representation or warranty contained herein limited to the knowledge of Seller shall not include or imply any duty to make inquiry or undertake due diligence on the part of the Persons listed in Schedule 1.1.
     “Law” means any applicable statute, law (including common law), ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree, or other official act of or by any Governmental Authority.
     “Lease” means an oil, gas or mineral lease, a deed, or any other instrument creating or evidencing ownership of oil, gas or mineral interests constituting a part of the Underlying Properties, together with any renewal, amendment, ratification or extension of such lease, deed or other instrument.
     “Net Profits Interest” means, collectively, (a) the Net Profits Interest (as defined in the Original Conveyance) and the Infill Net Profits Interest (as defined in the Original Conveyance) granted to Seller pursuant to the terms of the Original Conveyance and (b) all other interests, rights, benefits and privileges of Seller arising under, or created by, the terms and provisions of the Original Conveyance.
     “New Gas Purchase Agreement” means the Gas Purchase Agreement of even date herewith between WPX Gas Resources Company and Williams Production Company, substantially in the form attached hereto as Exhibit C.
     “NPI Amendment” the Amendment to Net Profits Conveyance of even date herewith between Williams Production Company LLC and Bank of America, N.A., as Trustee of Seller, and also for the benefit of the Bank of New York Mellon Trust Company, N.A., as Delaware Trustee of Seller, substantially in the form attached hereto as Exhibit E.
     “Oil” means crude oil, condensate and other liquid hydrocarbons, including condensate and other liquid hydrocarbons removed by conventional mechanical field separation, but excluding natural gas liquids removable by processing.

     “Original Conveyance” means the Net Profits Conveyance dated effective as of October 1, 1992 by and among Williams Production Company, The Williams Companies, Inc., Bank of America, N.A. (as successor in interest to NationsBank of Texas, N.A., as Trustee of Seller, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Chemical Bank Delaware), as Delaware Trustee of Seller, and recorded as set forth in Part A of Schedule 1.2, as such has been supplemented and amended by the Supplemental Net Profits Conveyance entered into in May 2010 by and between Williams Production Company LLC and Bank of America, N.A., as Trustee of Seller, and also for the benefit of the Bank of New York Mellon Trust Company, N.A., as Delaware Trustee of Seller, and recorded as set forth in Part B of Schedule 1.2, and as such has been further amended by the NPI Amendment.
     “Permits” means all licenses, permits, certificates, orders, approvals, franchises, exemptions, variances, waivers and authorizations of any Governmental Authority, including applications therefor, necessary or required to own the Net Profits Interest (including those required by Environmental Laws).
     “Person” means any Governmental Authority or any natural person, firm, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or other entity or organization.
     “Preference Right” means any right or agreement that enables or may enable any Person to purchase or acquire any Underlying Property, the Net Profits Interest or any interest therein or portion thereof as a result of the conveyance, sale, assignment, and transfer of the Net Profits Interest to Buyer.
     “Purchase Price” means $23,100,000.00.
     “Seller” has the meaning stated in the first paragraph of this Agreement.
     “Solvent” means that, as of any date of determination as to any Person, before and after giving effect to the transactions contemplated by this Agreement (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
     “Specified Courts” has the meaning stated in Section 7.2.

     “Taxes” means all ad valorem, property, gathering, transportation, pipeline regulating, gross receipts, severance, production, gross production, excise, heating content, carbon, environmental, occupation, sales, use, registration, value added, fuel, real estate transfer, utility, mineral, land holding, storage, windfall profits and other taxes and governmental charges and assessments imposed on or as a result of all or any part of the Net Profits Interest or the proceeds thereof. Interest, penalties and withholding obligations owing to Governmental Authorities with respect to any Taxes shall also constitute Taxes.
     “Transaction Documents” means this Agreement, the Conveyance or any other document entered into among Seller and Buyer in connection therewith and herewith.
     “Trust Agreement” means the Trust Agreement of Seller dated effective December 1, 1992, as amended.
     “Underlying Properties” has the meaning given to such term in the Original Conveyance.
     “WPC” means Williams Production Company, LLC.
     Section 1.2 References, Gender, Number.
     All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such articles, sections, subsections or other subdivisions are for convenience only and shall not constitute part of such articles, sections, subsections or other subdivisions and shall be disregarded in construing the language contained in such articles, sections, subsections or other subdivisions. The words “this Agreement”, “this instrument”, “herein”, “hereof”, “hereunder”, and words of similar import refer to this Agreement as a whole and not to any particular article, section, subsection or other subdivision unless expressly so limited. Unless the context otherwise requires: “including” and its grammatical variations mean “including without limitation”; “or” is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be amended or supplemented from time to time; and references herein to any Person include such Person’s successors and assigns. All references in this Agreement to exhibits and schedules refer to exhibits and schedules to this Agreement unless expressly provided otherwise, and all such exhibits and schedules are hereby incorporated herein by reference and made a part hereof for all purposes. This Agreement has been drafted with the joint participation of Seller and Buyer and shall be construed neither against nor in favor of any such party but rather in accordance with the fair meaning hereof.

ARTICLE II
SALE AND PURCHASE
     Section 2.1 Sale and Purchase.
     On the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Net Profits Interest. Such conveyance shall be effective on and as of the Effective Date.
     Section 2.2 Allocation of Distributions.
     Buyer and Seller covenant and agree that, from and after the Closing, Buyer shall be entitled to receive all payments under the Net Profits Interest that are made pursuant to the Original Conveyance relating to any time period, whether before or after the Effective Date, including any amounts that may be paid after the Closing pursuant to the Original Conveyance that includes amounts attributable to events or adjustments that occurred prior to the Effective Date, provided, however, that notwithstanding the foregoing Buyer will make payment, or cause payment to be made, to the Seller for payments due in respect of July and August 2010 and any “true up” due in respect of the June 2010 payment in accordance with Section 8.01 of the Original Conveyance on or before October 31, 2010. In addition, Buyer and Seller covenant and agree that in calculating the amount of any payments to be made pursuant to the Original Conveyance after the Closing all costs properly deductible under the Net Profits Interest shall be so deducted whether or not such costs are attributable to events or adjustments that occurred before or after the Effective Date. Seller shall be entitled to retain all payments that have been made under the Net Profits Interest prior to the Closing, as well as payments to be made pursuant to the proviso of the first sentence of this Section 2.2. Notwithstanding the terms of this Section 2.2, Seller shall retain after Closing the audit, inspection, complaint and exception rights set forth under Article VII of the Original Conveyance with respect to periods preceding the Effective Date; provided, however, that such rights shall cease upon dissolution of the Seller. Notwithstanding anything in this Agreement to the contrary, Seller intends after the Closing to continue to request that affiliates of Buyer furnish administration services from time to time upon request in accordance with that certain Administrative Services Agreement, dated as of December 1, 1992, as amended, by and between the Seller and The Williams Companies, Inc., and Seller will continue to pay for such services so furnished after Closing in accordance with the terms of such Administrative Services Agreement.
ARTICLE III
CONSIDERATION AND PAYMENT
     Section 3.1 Consideration and Purchase Price.
     In consideration for and concurrently with the sale and conveyance of the Net Profits Interest to Buyer, Buyer shall pay the Purchase Price to Seller in accordance with the terms hereof.
     Section 3.2 Payment Instructions.
     At the Closing, Buyer shall wire transfer its portion of the Purchase Price in immediately available funds to Seller, as directed in writing by Seller prior to the Closing. All amounts due and owing by Seller to Buyer under this Agreement shall be made by wire transfer of immediately available funds to Buyer, as directed by Buyer pursuant to the Closing Statement.

     Section 3.3 Costs and Expenses.
     Buyer shall be responsible for all recording fees for the recording of the Conveyance. Each of Buyer and Seller shall be responsible for its own costs, fees and expenses (including, without limitation, legal fees and expenses) in connection with the Transaction Documents and the transactions related to or contemplated hereby or thereby.
ARTICLE IV
     [Intentionally Omitted].
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     Section 5.1 Representations and Warranties of Seller.
     Seller represents and warrants to Buyer as of the Closing Date as follows:
          (a) Organization and Qualification. Seller is duly formed, validly existing, and in good standing under the Laws of the State of Delaware and has the requisite legal power to carry on its business as it is now being conducted. Seller is duly qualified to do business, and is in good standing, as applicable, in each jurisdiction as necessary to engage in its business and operations with respect to the Net Profits Interests as now conducted, except for any failure to be so qualified that would not have a material adverse effect on the value of the Net Profits Interest or Seller’s ability to consummate the transactions contemplated by this Agreement.
          (b) Authority. Seller has all requisite legal power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which Seller is a party and the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite action on the part of Seller.
          (c) Enforceability. This Agreement constitutes, and upon execution and delivery by Seller of each of the other Transaction Documents to which it is a party, each of such other Transaction Documents will constitute, a valid and binding agreement of Seller, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Laws of general application with respect to creditors and (ii) general principles of equity.
          (d) No Conflict or Violation. Neither the execution and delivery of this Agreement nor the other Transaction Documents by Seller nor the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby by Seller will (i) conflict with or result in any breach of any provision of the Trust Agreement of Seller; or (ii) conflict in any material respect with, result in a breach of, constitute a default under or render void or ineffective — in any way that adversely affects the value of the Net Profits Interest or could reasonably be expected to adversely affect the transactions contemplated by this

Agreement or the other Transaction Documents — any contract, agreement, instrument, or obligation to which Seller is a party.
          (e) Consents. No consent, approval, authorization, or permit of, or filing with or notification to, any Person which, if not obtained or made, could reasonably be expected to adversely affect the value of the Net Profits Interest, or could reasonably be expected to interfere in any material respect with the transactions contemplated by this Agreement or the other Transaction Documents, is required (i) for or in connection with the execution and delivery of this Agreement or any other Transaction Document by Seller or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby by Seller, (ii) in order to prevent any change in terms, termination, cancellation, default, or acceleration (or any right thereof from arising) under the terms, conditions, or provisions of the Net Profits Interest as a result of such execution, delivery, consummation, or performance, or (iii) in order to prevent the creation or imposition of any lien, charge, penalty, restriction, security interest, or encumbrance on or with respect to the Net Profits Interest as a result of such execution, delivery, consummation, or performance.
          (f) Preference Rights. Except as disclosed in Schedule 5, to the knowledge of Seller, the Net Profits Interest is not and will not be subject to, and Seller is not bound by, any Preference Rights which apply to the conveyance of the Net Profits Interest to Buyer or the execution, delivery or performance of any of the transactions contemplated by the Transaction Documents and which, if not waived or satisfied, could reasonably be expected to adversely affect the value of the Net Profits Interest, or could reasonably be expected to interfere in any material respect with the transactions contemplated by this Agreement or the other Transaction Documents.
          (g) Actions; Orders. (i) There are no Actions pending or, to the knowledge of Seller, threatened in writing against Seller or with respect to the Net Profits Interest that could reasonably be expected to adversely affect the value of the Net Profits Interest, or could reasonably be expected to interfere in any material respect with the transactions contemplated by this Agreement or the other Transaction Documents, and (ii) there is no judgment or outstanding order, injunction, decree, or award rendered by any Governmental Authority, arbitrator or panel of arbitrators against Seller or the Net Profits Interest that could reasonably be expected to adversely affect the value of the Net Profits Interest, or could reasonably be expected to interfere in any material respect with the transactions contemplated by this Agreement or the other Transaction Documents.
          (h) Compliance With Laws. Except as disclosed in Schedule 5, to the knowledge of Seller, no material violation or alleged material violation (or of any fact or circumstance which with notice or the passage of time or both would constitute a violation) of any Law applicable to the Net Profits Interest exists that could reasonably be expected to adversely affect the value of the Net Profits Interest.
          (i) Brokerage Fees and Commissions. Neither Seller nor any Affiliate of Seller has incurred any obligation or entered into any agreement for any investment banking, brokerage, or finder’s fee or commission in respect of the transactions contemplated by this Agreement or the other Transaction Documents for which Buyer shall incur any liability.

          (j) Defensible Title. Except as set forth on Schedule 5, Seller has Defensible Title to the Net Profits Interest. Except for the Original Conveyance, Seller has not entered into or granted any royalty, overriding royalty, production payments, mortgage, encumbrance, lien, security interest or other agreement that, individually or in the aggregate, would materially impair the use or enjoyment of the Net Profits Interest.
          (k) Taxes. Seller has timely paid all Taxes levied against or with respect to the Net Profits Interest that are currently due and payable as required by Law.
          (l) Status of Seller. Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined or used in the Code). Seller is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, nor is Seller otherwise subject to regulation under or the restrictions of such act.
          (m) Information True. Except as set forth on Schedule 5, to the knowledge of Seller, all filings made by Seller under the Securities and Exchange Act of 1934 and all regulations thereunder, are true and correct in all material respects and do not contain any material omission or misstatement. Seller has not owned any property or assets other than the Net Profits Interest or temporary investments of the proceeds thereof as permitted by the Trust Agreement and has not engaged in any business activities or operations that are unrelated to the Net Profits Interest or the administration and management of the Seller.
          (n) Bankruptcy. There are no bankruptcy, reorganization, assignment for the benefit of creditors or arrangement proceedings pending against, being contemplated by, or, to the knowledge of Seller, threatened against Seller.
          (o) Deductions and Refund Obligations. To the Seller’s knowledge, no basis exists for any deductions from payments to be made after the Closing (excluding payment to be made to Seller in respect of July and August 2010 or the “true up” in respect of the June 2010 payment in accordance with the proviso of the first sentence of Section 2.2) under the terms of the Net Profits Interest pursuant to Section 7.06 or Section 8.03 of the Original Conveyance.
          (p) No Material Adverse Change. From December 31, 2009 to the Closing Date, there has not been any material adverse change (other than normal fluctuations in production, fluctuations in the market prices for Hydrocarbons generally, changes in general economic conditions, or changes that have otherwise been disclosed to Buyer in Schedule 5 hereto) in the Net Profits Interest or in the ability of Seller to perform its obligations under the Transaction Documents.
          (q) Solvency. Seller is Solvent and, after consummation of the transactions contemplated in this Agreement and the other Transaction Documents, will continue to be Solvent.
     Section 5.2 Representations and Warranties of Buyer.
     Buyer represents and warrants to Seller as follows as of the Closing Date:

          (a) Organization, Power and Authorization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and has the requisite limited liability company power to own the Net Profits Interest and carry on its business as it is now being conducted or as contemplated to be conducted in connection with the ownership of the Net Profits Interest. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and of the transactions described herein and therein, have been duly and validly authorized by all necessary action on the part of Buyer.
          (b) Purchase for Own Account. Buyer or its representatives have (and had prior to negotiations regarding the Net Profits Interest) such knowledge and experience in the ownership of oil and gas interests and financial and business matters as to be able to evaluate the merits and risks of an investment in the Net Profits Interest. Buyer is able to bear the risks of an investment in the Net Profits Interest and understands the risks of, and other considerations relating to, a purchase of the Net Profits Interest. Buyer understands and acknowledges that: (i) an investment in the Net Profits Interest involves certain risks and (ii) neither the United States Securities and Exchange Commission nor any federal, state or foreign agency has passed upon the Net Profits Interest or made any findings or determination as to the fairness of an investment in the Net Profits Interest or the accuracy or adequacy of the disclosures made to Buyer. Buyer is acquiring the Net Profits Interest for its own account and not with any intention to transfer all or any part of the Net Profits Interest to others in violation of the Securities Act of 1933, as amended, or any other applicable securities laws.
          (c) Enforceability. This Agreement, and, upon execution and delivery by Buyer of each of the other Transaction Documents to which Buyer is a party, each such other Transaction Document, has been duly executed and delivered by Buyer. This Agreement constitutes and, upon execution and delivery of each of the other Transaction Documents to which Buyer is a party, each of such other Transaction Documents will constitute the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general application with respect to creditors’ rights and (ii) general principles of equity.
          (d) Brokerage Fees and Commissions. Neither Buyer nor any Affiliate of Buyer has incurred any obligation or entered into any agreement for any investment banking, brokerage, or finder’s fee or commission in respect of the transactions contemplated by this Agreement or the other Transaction Documents for which Seller shall incur any liability.
ARTICLE VI
CLOSING
     Section 6.1 Closing.
     The Closing shall be held on the Closing Date at 10:00 a.m., Dallas time, at the offices of Seller’s counsel in Dallas, Texas, or at such other time or place as Seller and Buyer may otherwise agree. Each of the parties hereto is obligated to the other to proceed to Closing and to deliver the documents (and funds, in the case of Buyer) that are described in the remainder of this Article VI.
     Section 6.2 Seller’s Closing Obligations.
     At Closing, Seller shall execute and deliver, or cause to be executed and delivered, each of the following to Buyer:
          (a) Officer’s Certificate. A certificate of Seller dated as of the Closing Date, executed by a duly authorized officer of the trustee of Seller, to the effect that to such officer’s knowledge, the representations and warranties of Seller contained in this Agreement shall have been true and correct on and as of the date of this Agreement and as of the Closing Date, and the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed;
          (b) Transaction Documents. The Conveyance executed by Seller and the NPI Amendment executed by Seller;
          (c) Closing Statement. The closing statement, dated the Closing Date and in a form to be mutually agreed by Seller and Buyer (“Closing Statement”);
          (d) Legal Opinion. The written opinion, dated the Closing Date and in the form and substance attached hereto as Exhibit D, of Potter Anderson & Corroon LLP, Delaware counsel for Seller; and
          (e) Non-Foreign Affidavit. The Affidavit of Non-Foreign Status from Seller, substantially in the form attached as Exhibit A hereto.
     Section 6.3 Buyer’s Closing Obligations.
     At Closing, Buyer shall deliver, or cause to be delivered the Purchase Price in immediately available funds to Seller in the manner provided in Section 3.2, and shall execute and deliver, or cause to be executed and delivered, to Seller the following:
          (a) Transaction Documents. The Conveyance executed by Buyer and the NPI Agreement executed by Buyer;
          (b) Officer’s Certificate. A certificate of Buyer dated as of the Closing Date, executed by a duly authorized representative of Buyer, to the effect that to such representative’s knowledge, the representations and warranties of Buyer, as applicable, contained in this Agreement shall have been true and correct on and as of the date of this Agreement and as of the Closing Date, and the covenants and agreements of Buyer, as applicable, to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed; and
          (c) Closing Statement. The Closing Statement executed by Buyer.
     Section 6.4 Survival Past Closing.

     None of the representations and warranties contained in this Agreement shall survive the Closing; provided that the special warranty of title contained in the Conveyance shall survive the Closing in accordance with the terms thereof.
ARTICLE VII
MISCELLANEOUS
     Section 7.1 Counterparts.
     This Agreement may be executed in one or more counterparts and by separate parties on separate counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Such delivery may be made by the physical delivery of executed original counterparts, by electronic transmission and exchange of executed signature pages hereto, or by any other means allowed by Law.
     Section 7.2 Governing Law.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW MEXICO.
     Section 7.3 [Intentionally Omitted].
     Section 7.4 Entire Agreement.
     This Agreement and the other Transaction Documents contain the entire agreement among the parties with respect to the subject matter hereof and thereof, and there are no agreements, understandings, representations, or warranties among the parties other than those set forth or referred to herein or therein.
     Section 7.5 Notices.
     All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given for all purposes hereof if (i) delivered in person, by courier or by registered or certified United States mail to the Person to be notified, with receipt obtained, or (ii) sent by telecopy, telefax or other facsimile transmission, with evidence of receipt obtained, in each case to the appropriate address or number as set forth below (or at such other address or number for a party as shall be specified by like notice). Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telecopy, telefax or other facsimile transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first business day following the date of such electronic receipt. Until changed pursuant to the foregoing, notices to the parties shall be addressed as follows:

Seller: if to Seller, addressed to:
U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas Texas 75202
Attn.: Ron E. Hooper
Phone: 214.209.2444
Fax: 214.209.2431
With a copy to:
Thompson & Knight LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, Texas 75201
Attn: Amy Curtis
Phone: 214.969.1763
Fax: 214.999.1564
Buyer: if to Buyer, addressed to:
Williams Production Company, LLC
One Williams Center, Suite 2600
Tulsa, OK 74172
Attn: Jeffrey Schmuhl
Phone: 918.573.1348
Fax: 918.573.0576
With a copy to:
Williams Production Company, LLC
One Williams Center, Suite 4700
Tulsa, OK 74172
Attn: Assistant General Counsel — Exploration and Production
Phone: 918.573.3556
Fax: 918.573.6928
     Section 7.6 Successors and Assigns; Assignment.
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
     Section 7.7 Amendments and Waivers.
     This Agreement may not be waived, modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.
     Section 7.8 Schedules and Exhibits.
     All Schedules and Exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference. Any item disclosed in Schedule 5 with respect to a representation by Seller shall be deemed to be disclosure of such item with respect to all representations by Seller to the extent that its application to the other representations is reasonably apparent on its face.
     Section 7.9 Agreement for the Parties’ Benefit Only.
     Nothing in this Agreement or the other Transaction Documents is intended to confer upon any Person, other than the parties hereto or thereto and their respective successors and permitted assigns and mortgagees, any rights, benefits, remedies or obligations hereunder or thereunder; and no Person, other than the parties and their respective successors and permitted assigns, is entitled to rely on any representation, warranty, covenant, or agreement contained herein or in the other Transaction Documents.
     Section 7.10 Severability.
     If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal, unenforceable or otherwise in violation of applicable Law or public policy, the parties hereto shall conduct good faith negotiations for the purpose of modifying this Agreement and the other Transaction Documents in order to most nearly effect the original intent of such parties to the end that the transactions contemplated hereby, including the economic consequences thereof, are fulfilled to the greatest extent possible.
     Section 7.11 No Retained Liens.
     No lien or encumbrance of whatsoever nature, express or implied, shall be retained by or created in favor of Seller in or against the Net Profits Interest as security for payment or performance of the Purchase Price or any other obligations of Buyer; and Seller hereby expressly waives and releases any such express or implied liens and encumbrances.
     Section 7.12 No Recourse to Officers, Etc.
     EACH PARTY HERETO HEREBY AGREES THAT THE OBLIGATIONS AND LIABILITIES OF BUYER AND SELLER UNDER THIS AGREEMENT ARE SOLELY THEIR OBLIGATIONS AND LIABILITIES, AND THAT NO EQUITY OWNER, CERTIFICATE HOLDER, OFFICER, DIRECTOR, MEMBER, PARTNER, TRUSTEE, BENEFICIARY OR HOLDER OF UNITS OF BENEFICIAL INTEREST, MANAGER,

EMPLOYEE, AGENT OR AFFILIATE OF BUYER OR OF SELLER SHALL HAVE ANY PERSONAL LIABILITY THEREFOR.
     Section 7.13 Further Cooperation.
     After the Closing, Seller shall take such further actions as Buyer may reasonably request, to (a) further evidence or effect the conveyance of the Net Profits Interest to Buyer, (b) perfect Buyer’s title thereto and to accomplish the orderly transfer of the Net Profits Interest to Buyer, in the manner contemplated by this Agreement and (c) accomplish the transactions contemplated by this Agreement.
     Section 7.14 Access to Information.
     Seller shall hold all the information, books and records (including all financial records and statements) relating to the Net Profits Interests existing on the Closing Date and not destroy or dispose of any such information, books or records for a period of six years from the Closing Date. After such six-year period, if Seller desires to destroy or dispose of any of such information, books and records, Seller shall first offer in writing at least ninety (90) days prior to such destruction or disposal to surrender such information, books and records to Buyer. After the Closing Date, Seller shall, during normal business hours and upon reasonable advance notice, make available and provide Buyer and its representatives (including counsel and independent auditors) with access to all such information, books and records that any Buyer may require with respect to any reasonable business purpose or in connection with any claim, dispute, action, cause of action, investigation or proceeding of any kind by or against any Person, and shall cooperate fully with Buyer and its representatives (including counsel and independent auditors) in connection with the foregoing.
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     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

BUYER: WILLIAMS PRODUCTION COMPANY, LLC, a Delaware limited liability company
By:	/s/ JEFFREY SCHMUHL
	Name:	Jeffrey Schmuhl
	Title:	Director

Signature Page to Purchase and Sale Agreement

SELLER: WILLIAMS COAL SEAM GAS ROYALTY TRUST
By:	BANK OF AMERICA, N.A., acting in the capacity as Trustee

By:	/s/ RON E. HOOPER
	Name:	Ron E. Hooper
	Title:	Senior Vice President

Signature Page to Purchase and Sale Agreement